Exhibit 10.1

INTERNATIONAL STEM CELL CORPORATION

PROMISSORY NOTE (EXTENSION)

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, on this 15th day of September, 2025 (the “Issuance Date”), International Stem Cell Corporation, a Delaware corporation, with offices located at 9745 Businesspark Ave, San Diego, CA (the “Borrower”), hereby unconditionally promises to pay to the order of Andrey Semechkin or his assigns (the “Noteholder”), the principal amount of two million five hundred thousand U.S. dollars ($2,500,000) (the “Principal”), together with (i) all accrued and unpaid interest thereon at the rate set forth herein, and (ii) all accrued but unpaid interest under the Original Note through the Issuance Date, which totals seven hundred ninety-nine thousand sixty-four U.S. dollars and forty-four cents ($799,064.44) (the “Fixed Accrued Interest”).

WHEREAS, on September 15, 2024, the Noteholder was issued a Promissory Note in the principal amount of $2,700,000 by the Borrower (the “Original Note”);

WHEREAS, the Borrower has repaid $200,000 of the principal amount of the Original Note;

WHEREAS, as of the Issuance Date hereof, the outstanding principal balance of the Original Note is $2,500,000 and the accrued and unpaid interest is $799,064.44;

WHEREAS, Borrower and Noteholder wish to extend the Maturity Date of the Original Note by issuing this Promissory Note in exchange for the Original Note, such that the outstanding principal balance and the Fixed Accrued Interest are carried forward hereunder.

1. LOAN TERMS; PREPAYMENT

1.1 Principal Balance. The outstanding principal balance under this Note is $2,500,000.

1.2 Fixed Accrued Interest. In addition to the Principal, the Borrower acknowledges and agrees to pay the Noteholder $799,064.44 of accrued and unpaid interest under the Original Note. Such Fixed Accrued Interest shall not itself accrue additional interest under this Note.

1.3 Final Payment Date. The Principal, together with (i) all accrued but unpaid interest on the Principal at the Interest Rate defined below, and (ii) the Fixed Accrued Interest, shall be due and payable in full on September 15, 2026 (the “Maturity Date”).

1.4 Optional Prepayment. The Borrower may prepay the Principal in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The Fixed Accrued Interest may also be prepaid in whole or in part without penalty.

2. INTEREST ON PRINCIPAL

2.1 Interest Rate. The outstanding Principal shall bear interest at the annual rate of five and one-half percent (5.5%) from the Issuance Date of this Note until the Principal is paid in full, whether at maturity, by prepayment or otherwise.

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2.2 Interest Payment Dates. Interest on the Principal shall be payable on the Maturity Date, or earlier with respect to any prepayment.

2.3 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed.

2.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Principal shall exceed the maximum rate permitted under applicable law, such rate shall be reduced automatically to the maximum lawful rate, and any excess shall be treated as a prepayment of Principal.

3. PAYMENT MECHANICS

All payments of Principal, accrued interest on the Principal, and the Fixed Accrued Interest shall be made in lawful money of the United States of America by check or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower.

4. STANDARD PROVISIONS

4.1 Governing Law. This Note shall be governed by the laws of the State of California.

4.2 Counterparts. This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the Issuance Date written above.

BORROWER	NOTEHOLDER

International Stem Cell Corporation	Andrey Semechkin

Signature:	Signature:

Name: Russell Kern

Russell Kern

Executive Vice President,

Chief Scientific Officer and

Principal Financial Officer

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